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                                  EXHIBIT 5.1


                                 April 5, 1996


Board of Directors
Atrix Laboratories, Inc.
2579 Midpoint Drive
Fort Collins, Colorado 80525

         Re:     Registration Statement on Form S-3

Gentlemen:

         We have acted as counsel to Atrix Laboratories, Inc. (the "Company") in connection with the filing of a registration statement on Form S-3, including a related preliminary prospectus, under the Securities Act of 1933, as amended (the "Act"). The registration statement covers a proposed offering by the Company of 2,500,000 shares of common stock, $.001 par value per share (the "Common Stock"). Such registration statement and prospectus on file with the Securities and Exchange Commission (the "Commission") at the time such registration statement becomes effective (including financial statements and schedules, exhibits and all other documents filed as a part thereof or incorporated therein) are herein called, respectively, the "Registration Statement" and the "Prospectus."

         In connection with this opinion, we have made such investigations and examined such records, including the Company's Certificate of Incorporation, Bylaws and corporate minutes as we deemed necessary to the performance of our services and to give this opinion. We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary for the preparation of this opinion. In expressing this opinion, we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company.
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Atrix Laboratories, Inc.
April 5, 1996
Page 2

         In giving this opinion we assumed:

                 (a) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;

                 (b) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents; and

                 (c) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof.

         Based upon the foregoing and subject to the qualifications set forth above, and assuming (i) that the Registration Statement has become effective under the Act, (ii) that all required actions are taken and conditions satisfied with respect to the issuance of the Common Stock as specified in the Prospectus, and (iii) consideration is received for the Common Stock, we are of the opinion that at the time the Common Stock is issued, the Common Stock will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated pursuant thereto.


                                                   Very truly yours,

                                                   /s/ Kutak Rock

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